Presenters: Date: Earnings Conference Call – Second Quarter 2017 August 1, 2017 Joc O’Rourke, President and Chief Executive Officer Rich Mack, Executive Vice President and Chief Financial Officer Laura Gagnon, Vice President Investor Relations The Mosaic Company

MOSAIC CONFIDENTIAL Forward Looking Statements Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our proposed acquisition of the global phosphate and potash operations of Vale S.A. (“Vale”) conducted through Vale Fertilizantes S.A. (the “Transaction”) and the anticipated benefits and synergies of the proposed Transaction, other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the possibility that the closing of the proposed Transaction may be delayed or may not occur, including delays or risks arising from any inability to obtain governmental approvals of the Transaction on the proposed terms and schedule, any inability of Vale to achieve certain other specified regulatory and operational milestones, and the ability to satisfy any of the other closing conditions; our ability to secure financing, or financing on satisfactory terms and in amounts sufficient to fund the cash portion of the purchase price without the need for additional funds from other liquidity sources; difficulties with realization of the benefits of the proposed Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the performance of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) and the entity operating the Miski Mayo mine, the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. 2

MOSAIC CONFIDENTIAL Executive Summary 3 Visible Cost and Capital Controls Vale Fertilizantes Integration Planning On Track Gradual Recovery in Potash and Phosphate Markets Managing the Business to Maximize Long Term Opportunity

MOSAIC CONFIDENTIAL Focused on Items in Our Control 4 ▪ Ahead of schedule on meaningful cost reduction program: • Q2’17 MOP cash production costs of $77, including $14 of cash brine management expenses* • Q2’17 SG&A at $71 million, down sequentially and year over year Cost Reduction Capital Expenditures Capital Philosophy ▪ Additional $50 million reduction in CAPEX for 2018 and beyond: • Maintaining mechanical integrity and asset reliability • Continued strong safety track record ▪ Unchanged capital priorities: • Focus on debt pay down post Vale Fertilizantes transaction • Committed to investment grade credit ratings 1 2 3 *Potash cash production costs shown approximate costs capitalized on the balance sheet.

MOSAIC CONFIDENTIAL Financial Results Review 5

MOSAIC CONFIDENTIAL Phosphates Results and Guidance 6 GuidanceSecond Quarter 2017 Results Volumes Price Margin 2.3M 2.6M2.6M $320 $340$336 High Single Digits 8% Phosphates Q3 2017 Q3 Sales Volumes 2.2 to 2.5 million tonnes Q3 DAP Selling Price $310 to $330 per tonne Q3 Gross Margin Rate 7 to 9 percent Q3 Operating Rate Mid 80 percent Full Year Sales Volumes 9.5 to 10 million tonnes Global Shipments 67 to 68 million tonnes Guidance Range Actuals

MOSAIC CONFIDENTIAL CF Ammonia Contract Update 7

MOSAIC CONFIDENTIAL China Phosphate Exports: Higher Level of Uncertainty 8 4 5 6 7 8 9 10 11 12 10 11 12 13 14 15 16 17E Million Tonnes China DAP/MAP/TSP Exports Actual High Forecast Low ForecastSource: China Customs, Mosaic • Exports up YTD • Continue to Expect a Decline in 2017

MOSAIC CONFIDENTIAL Potash Results and Guidance 9 Potash Q3 2017 Q3 Sales Volumes 1.9 to 2.2 million tonnes Q3 MOP Selling Price $165 to $180 per tonne Q3 Gross Margin Rate 15 to 18 percent Q3 Operating Rate Low 80 percent* Full Year Sales Volumes 8.1 to 8.6 million tonnes Global Shipments 62 to 63 million tonnes GuidanceSecond Quarter 2017 Results Volumes Price Margin 2.2M 2.3M Guidance Range Actuals 2.0M $170 $185$179 23% *Operating rate guidance reflects lower operational capacity at the Colonsay mine. ~20%

MOSAIC CONFIDENTIAL International Distribution Results and Guidance 10 GuidanceSecond Quarter 2017 Results Volumes Margin/Tonne 1.4M 1.7M ~$20 $24 International Distribution Q3 2017 Q3 Sales Volumes 2.3 to 2.6 million tonnes Q3 Gross Margin per Tonne Low $20* Full Year Sales Volumes 6.75 to 7.25 million tonnes Guidance Range Actuals 1.6M *Based on the current BRL / USD exchange rate.

MOSAIC CONFIDENTIAL Other Full-Year Guidance 11 Consolidated Full-Year 2017 Total SG&A $295 to $310 million Capital Expenditures $800 million to $850 million Effective Tax Rate Zero to Slightly Negative Potash 2017 Full Year Canadian Resources Taxes $90 to $110 million Full Year Brine Management Costs $150 to $160 million

MOSAIC CONFIDENTIAL Ma’aden Joint Venture Update 12 Ammonia Plant Ammonia Plant Sulfuric Acid Plant Beneficiation Plant

MOSAIC CONFIDENTIAL Closing Remarks and Appendix 13

MOSAIC CONFIDENTIAL Global Potash and Phosphate Shipments 14 62.8 25 30 35 40 45 50 55 60 65 70 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E 18F Global Potash ShipmentsMillion Tonnes KCl Source: Company Reports, IFA, CRU and Mosaic 63.5 - 65.5 67.5 25 30 35 40 45 50 55 60 65 70 75 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E 18F Global Phosphate ShipmentsMillion Tonnes DAP/MAP/NPS/TSP Source: Company Reports, IFA, CRU and Mosaic 68 - 70 Expect Record P & K Shipments in 2018

MOSAIC CONFIDENTIAL Raw Material Cost Detail 15 Ammonia ($/Tonne) Second Quarter 2017 Percent Realized in COGS $373 Average Purchase Price $308 Realized in COGS $90 Average Purchase Price $70 Sulfur ($/Tonne) Phosphate Rock (realized in COGS) (‘000 tonnes) U.S. mined rock 4,126 92% Purchased Miski Mayo Rock 268 6% Other Purchased Rock 93 2% Total 4,487 100% Average cost / tonne consumed rock $58

MOSAIC CONFIDENTIAL Earnings Sensitivity to Key Drivers(a) 16 (a) These factors do not change in isolation; actual results could vary from the above estimates (b) Assumes no change to KMAG pricing 2017 Q2 Actual Change 2017 Q2 Margin % Actual % Impact on Segment Margin Pre-Tax Impact Quarterly EPS Impact Marketing MOP Price ($/tonne)(b) $179 $50 23% 23% $110 $0.33 Potash Volume (thousand tonnes) 2,191 500 23% 11% $49 $0.15 DAP Price ($/tonne) $336 $50 8% 13% $129 $0.39 Phosphate Volume (thousand tonnes) 2,582 500 8% 3% $31 $0.09 Raw Materials Sulfur ($/lt) $90 $50 8% 5% $52 $0.16 Ammonia ($/tonne) $373 $50 8% 3% $30 $0.09

MOSAIC CONFIDENTIAL Phosphate Raw Material Trends 17 0 50 100 150 200 250 300 350 400 450 500 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017F Realized Costs Market Prices 0 25 50 75 100 125 150 175 Sulfur (long ton)(p) Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017F Realized Costs Market Prices Ammonia Sulfur ($/tonne) ($/tonne) 1. Market ammonia prices are average prices based upon Tampa C&F as reported by Fertecon 2. Market sulfur prices are average prices based upon Tampa C&F as reported by Green Markets 3. Realized raw material costs include:  ~$20/tonne of transportation, transformation and storage costs for sulfur  ~$35/tonne of transportation and storage costs for ammonia 1 2

Global Potash Shipment Forecasts by Region (August 1, 2017)

Muriate of Potash Million Tonnes (KCl)	2015	2016	2017E	Low 2018F	High 2018F	Comments
China	16.4	14.0	15.6	15.8	16.0	*Shipments are projected to recover to 15.6 mmt in 2017 (7.5 mmt production plus 8.1 mmt net imports). After spiking to 9.2 mmt in 2015, imports plunged to 6.5 mmt in 2016. Despite farm program uncertainties, changes in crop mix are unlikely to impact on-farm K use in 2018.*
India	4.1	3.9	4.4	4.4	4.6	*Shipments are forecast to increase to 4.4 mmt in CY 2017 and to 4.5 mmt in 2018. Despite a lower 2017/18 subsidy and 5% GST, a good monsoon, higher minimum support prices for key crops, a relatively strong rupee, and moderate K prices underpin improving demand prospects.*
Indonesia+Malaysia	4.6	4.7	4.8	4.8	5.0	*Shipments continue to trend upward driven by normal rainfall this year, lower and more stable K prices, increases in palm oil production, and moderate palm oil prices.*
Other Asia	4.4	4.5	4.6	4.7	4.9	*Bangladesh, Thailand, and Vietnam account for most of the projected increase. Demand is buoyed by good weather, favorable policies, and stronger crop prices (e.g. recent rice prices).*
W. Europe	4.8	4.8	4.6	4.5	4.6	*Shipments are expected to drop slightly this year and again in 2018 as a result of elevated channel inventories and the current drought in southern parts of the region.*
E. Europe+FSU	4.7	4.9	4.9	5.0	5.2	*Shipments here are on the rise despite less favorable weather this year. Moderate crop prices combined with weak currencies continue to bolster the agricultural output and K demand.*
Brazil	8.8	9.2	9.7	10.0	10.4	*Shipments were flat but imports were up 18% during the FH of 2017 due to farmers holding back grain sales and deferring K purchases. Shipments are expected to pick up during the SH and hit our 9.7 mmt forecast. Demand drivers continue to look positive despite a stronger real.*
Other L. America	2.6	2.9	2.6	2.5	2.7	*Shipments are projected to drop this year following the import surge and channel inventory build last year. Imports are projected to remain stable in 2018.*
N. America	8.8	9.4	9.2	9.2	9.4	*Shipments jumped in CY 2016 as a result of outstanding 2015/16 spring shipments and record 2016/17 fall shipments. On-farm potash use is projected to remain about flat despite changes in crop mix with shipments also staying stable at 9.2-9.3 in CY 2017 and 2018.*
Other	2.5	2.4	2.6	2.6	2.7	*Africa is expected to account for much of the projected gain in shipments in 2017 and 2018.*
Total	**61.7**	**60.7**	**62.8**	**63.5**	**65.5**	*Shipments are forecast to increase to 62.8 mmt in 2017, up 3.5% or 2.1 mmt from last year. The "Big Six" consuming regions led by the big rebound in China account for all of the projected increase. Our point estimate for 2018 is 64.5 mmt, a gain of 2.7% or 1.7 mmt.*

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Global Phosphate Shipment Forecasts by Region (August 1, 2017)

DAP / MAP / NPS* / TSP (Million Tonnes)	2015	2016	2017F	Low 2018F	High 2018F	Comments
China	19.8	18.4	18.1	18.1	18.3	*Shipments are expected to stabilize at a little over 18 mmt in 2017, with a strong domestic pull expected this fall with domestic prices lower year-over-year, and despite the uncertainties surrounding farm support programs. For 2018, we expect little change to demand.*
India	9.2	9.2	9.5	9.5	9.7	*Despite the slow start for shipments through the first five months of the year (down by ~250,000 tonnes), we have raised our expectations for full-year 2017 on the basis of depleted channel stocks to begin Kharif, strong farmer demand with a normal monsoon and expectations for continued momentum for the upcoming Rabi season. The downward revision to the new GST to 5% is also expected to provide a boost. We project this positive momentum to continue in 2018, though with implementation of the Direct Benefit Scheme a potential wild-card.*
Other Asia/Oceania	9.1	8.8	9.4	9.5	9.8	*Our 2017 forecast is unchanged, showing a sharp +6% recovery in shipments, driven by strong import demand across the region. Assuming normal weather, we expect demand to grow at a more moderate ~2% in 2018.*
Europe and FSU	4.8	5.2	5.2	5.2	5.4	*Our 2017 forecast is unchanged. After a lackluster spring season in the EU, dry conditions should provide ample opportunity for some catch-up in the fall season, while a wheat price recovery should also provide a small boost to demand prospects. Modest growth is projected in 2018, as we are projecting a temporary slowdown in Russian demand growth.*
Brazil	6.9	7.8	8.4	8.7	9.0	*We continue to call for record-busting shipments in 2017, though we have pulled back our volume forecast slightly due to the slower than expected first half for shipments that has seen volume for all phosphates rise by just 1% y-o-y. However, YTD imports of DAP/MAP/TSP are up by over half a million tonnes. Farm economics remain good despite the relative strength of the real and the slow pace of selling this year's record-shattering harvest. We anticipate growth to continue in 2018, with shipments rising by a more moderate ~400,000t y-o-y or 4.5%.*
Other Latin America	2.8	3.5	3.6	3.7	4.0	*We have left our forecast for 2017 little-changed, calling for demand to be flat or slightly higher. YTD shipments in Argentina remain in line with last year's elevated levels (when they doubled y-o-y). Expectations for 2018 show a pick-up in the pace of demand growth, with good farmer economics persisting, particularly in Argentina where soybean export tariffs are to be lowered.*
North America	8.9	9.3	9.5	9.4	9.6	*The weather-challenged 2017 spring season was about average, but we believe it ended with very low channel stocks. Summer fill interest has been above average and we now project an uptick in shipments in 2017. Our 2018 forecast has shipments flat on OK farm economics.*
Other	3.8	3.8	3.9	3.9	4.2	*Our forecast for 2017 is little-changed. Remarkable demand growth (albeit from a low base) continues to spread across Africa, and there is likely further upside to our 2018 forecast because of it, though limited demand growth prospects in the Middle East continue to act as a drag.*
Total	**65.2**	**66.0**	**67.5**	**68.0**	**70.0**	*Our shipment forecast for 2017 remains at 67-68 million tonnes, and our preliminary forecast for 2018 is in the middle of our 68-70 mmt range.*

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